Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS third quarter 2025 results

SANTA ANA, Calif., Oct. 22, 2025 – First American Financial Corporation (NYSE: FAF), a premier provider of title, settlement and risk solutions for real estate transactions and the leader in the digital transformation of its industry, today announced financial results for the third quarter ended Sept. 30, 2025.

Current Quarter Highlights

•
Earnings per diluted share of $1.84, or $1.70 per share on an adjusted basis

- Net investment gains of $26 million, or 20 cents per diluted share

- Purchase-related intangible amortization of $7 million, or 5 cents per diluted share

•
Total revenue of $2.0 billion, up 41 percent compared with last year

‑ Adjusted total revenue of $2.0 billion, up 14 percent compared with last year

•
Title Insurance and Services segment investment income of $153 million, up 12 percent compared with last year
•
Title Insurance and Services segment pretax margin of 12.9 percent on both a GAAP and adjusted basis
•
Commercial revenues of $246 million, up 29 percent compared with last year
•
Home Warranty segment pretax margin of 14.1 percent, or 13.5 percent on an adjusted basis
•
Debt-to-capital ratio of 33.0 percent, or 22.5 percent excluding secured financings payable of $1.1 billion
•
Cash flow from operations of $273 million compared with $237 million last year
•
Repurchased 597,726 shares for a total of $34 million at an average price of $56.24
•
Raised common stock dividend by 2 percent to an annual rate of $2.20 per share

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	September 30,
	2025	2024
Total revenue	$1,978.9	$1,406.1
Income/(loss) before taxes	$247.0	$(144.4)

Net income/(loss)	$189.6	$(104.0)
Net income/(loss) per diluted share	$1.84	$(1.00)

Adjusted net income	$174.9	$138.4
Adjusted net income per diluted share	$1.70	$1.34

Total revenue for the third quarter of 2025 was $2.0 billion, up 41 percent compared with the third quarter of 2024. Net income in the current quarter was $190 million, or $1.84 per diluted share, compared with a net loss of $104 million, or $1.00 per diluted share, in the third quarter of 2024. Adjusted net income in the current quarter was $175 million, or $1.70 per diluted share, compared with $138 million, or $1.34 per diluted share, in the third quarter of last year. Net investment gains in the current quarter were

First American Financial Reports Third Quarter 2025 Results

$26 million, or 20 cents per diluted share, compared with net investment losses of $312 million, or $2.28 per diluted share in the third quarter of last year, primarily due to the company's investment portfolio rebalancing project. Purchase-related intangible amortization in the current quarter was $7 million, or 5 cents per diluted share, compared with $8 million, or 6 cents per diluted share, in the third quarter of last year. The effective tax rate this quarter was 23.1 percent.

"Our third quarter performance was strong despite continued challenges in the U.S. housing market,” said Mark Seaton, chief executive officer at First American Financial Corporation. "The strength of our commercial business, growth in investment income, and management of our cost structure enabled us to deliver an adjusted pretax margin in our title segment of 12.9 percent. Our home warranty segment also posted another strong quarter with an adjusted pretax margin of 13.5 percent.

“I’m optimistic about our long-term outlook. We’re at the early stages of the next real estate cycle, and our industry-leading investments in data, technology and AI position us to outperform as the market strengthens. By modernizing our platforms and integrating AI across our operations, we expect to drive significant productivity gains, reduce risk and unlock new revenue opportunities—further extending First American’s leadership in the industry.”

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	September 30,
	2025	2024
Total revenues	$1,835.9	$1,290.3

Income/(loss) before taxes	$236.2	$(130.3)
Pretax margin	12.9%	-10.1%
Adjusted pretax margin	12.9%	11.6%

Title open orders(1)	191,300	166,100
Title closed orders(1)	141,800	121,600

U.S. Commercial
Total revenues	$245.9	$189.9
Open orders	28,200	25,500
Closed orders	15,300	14,400
Average revenue per order	$16,100	$13,200
(1) U.S. direct title insurance orders only.

Total revenues for the Title Insurance and Services segment during the third quarter were $1.8 billion, up 42 percent compared with the same quarter of 2024. Total adjusted revenues in the current quarter were $1.8 billion, up 14 percent compared with last year. Direct premiums and escrow fees increased by 12 percent compared with the third quarter of last year, driven by a 17 percent increase in the number of direct title orders closed in our domestic operations, partially offset by a 3 percent decline

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First American Financial Reports Third Quarter 2025 Results

in the average revenue per order closed. The average revenue per direct title order declined to $3,801, primarily due to a shift in the mix from higher premium commercial transactions to lower premium refinance and default transactions, partly offset by an increase in the average revenue per order for commercial and purchase transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, were up 17 percent compared with last year.

Information and other revenues were $276 million during the quarter, up $34 million, or 14 percent, compared with last year. The increase was primarily driven by refinance activity in the company's Canadian operations, revenue growth in the company's subservicing business, and higher demand for non-insured information products and services.

Investment income was $153 million in the third quarter, up $17 million compared with the same quarter last year. The increase was primarily driven by higher interest income from the company's investment portfolio, partly offset by lower interest income from operating cash due to a decline in balances as well as lower short-term interest rates. Net investment gains were $6 million in the current quarter compared with net investment losses of $308 million in the third quarter of 2024, which were primarily due to losses from the company's investment portfolio rebalancing project.

Personnel costs were $543 million in the third quarter, up $51 million, or 10 percent compared with the same quarter of 2024. The increase in personnel costs was primarily attributable to incentive compensation expense resulting from higher revenue and profitability, and higher salary expense and employee benefit costs.

Other operating expenses of $276 million in the current quarter were up $24 million, or 9 percent compared with the third quarter of 2024, primarily due to higher production expense driven by higher volumes and increased software expense.

The provision for policy losses and other claims was $42 million in the third quarter, or 3.0 percent of title premiums and escrow fees, unchanged from the prior year. The third quarter rate reflects an ultimate loss rate of 3.75 percent for the current policy year and a net decrease of $11 million in the loss reserve estimate for prior policy years.

Depreciation and amortization expense was $54 million in the third quarter, up $2 million, or 3 percent, compared with the same period last year, due to higher amortization of capitalized software from recently deployed digital settlement products.

Interest expense was $25 million in the current quarter, up $1 million, or 2 percent, compared with last year.

The Title Insurance and Services segment posted pretax income of $236 million in the third quarter, compared with a pretax loss of $130 million in the third quarter of 2024. Pretax margin was 12.9 percent in the current quarter, compared with (10.1) percent last year. Adjusted pretax margin was 12.9

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First American Financial Reports Third Quarter 2025 Results

percent in the current period, compared with 11.6 percent last year.

Home Warranty

($ in millions)

	Three Months Ended
	September 30,
	2025	2024
Total revenues	$114.6	$110.9

Income before taxes	$16.2	$9.0
Pretax margin	14.1%	8.1%
Adjusted pretax margin	13.5%	7.7%

Total revenues for the Home Warranty segment were $115 million in the third quarter, up 3 percent compared with last year. The segment posted pretax income of $16 million this quarter, up 80 percent compared with last year. The claim loss rate declined to 47 percent in the third quarter, compared with 54 percent last year, primarily due to lower claim frequency largely driven by favorable weather conditions. Home Warranty’s pretax margin was 14.1 percent this quarter, compared with 8.1 percent last year. Adjusted pretax margin was 13.5 percent this quarter, compared with 7.7 percent last year.

Corporate

The Corporate segment pretax loss was $5 million in the third quarter, compared with a loss of $23 million last year. Excluding net recognized investment gains and losses, the Corporate pretax loss was $25 million this quarter, up $6 million compared with the third quarter of last year. The increase in the pretax loss was driven by $3 million in higher interest expense in the current quarter and a favorable reserve adjustment that reduced the net loss last year.

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First American Financial Reports Third Quarter 2025 Results

Teleconference/Webcast

First American’s third quarter 2025 results will be discussed in more detail on Thursday, Oct. 23, 2025, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is +1-877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Nov. 6, 2025, by dialing +1-201-612-7415 and using the conference ID 13756641. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a premier provider of title, settlement and risk solutions for real estate transactions. With its combination of financial strength and stability built over 135 years, innovative proprietary technologies, and unmatched data assets, the company is leading the digital transformation of its industry. First American also provides data products to the title industry and other third parties; valuation products and services; mortgage subservicing; home warranty products; banking, trust and wealth management services; and other related products and services. With total revenue of $6.1 billion in 2024, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2025, First American was named one of the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine for the tenth consecutive year. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

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First American Financial Reports Third Quarter 2025 Results

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in conditions of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; regulation of title insurance rates; limitations on access to public records and other data; severe weather conditions, health crises, terrorist attacks, and other catastrophes; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio or venture investment portfolio; material variance between actual and expected claims experience; provision of capital to subsidiaries that could affect the company's liquidity position; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework or use of models; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; failures to recruit and retain qualified employees; the company’s use of a global workforce; inability of the company to fulfill parent company obligations and/or pay dividends; inability to realize anticipated synergies or produce returns that justify investment in acquired businesses; a reduction in the deposits at the company’s federal savings bank subsidiary; claims of infringement or inability to adequately protect the company’s intellectual property; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including an adjusted debt to capitalization ratio, personnel and other operating expense ratios, success ratios, net operating revenues; and adjusted revenues, adjusted pretax income, adjusted pretax margin, adjusted net income, and adjusted earnings per share. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the financial leverage, operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in millions, except per share amounts and title orders, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Total revenues	$1,978.9	$1,406.1	$5,402.5	$4,443.0

Income (loss) before income taxes	$247.0	$(144.4)	$538.8	$65.5
Income tax expense (benefit)	57.1	(41.0)	127.0	5.8
Net income (loss)	189.9	(103.4)	411.8	59.7
Less: Net income attributable to noncontrolling interests	0.3	0.6	1.9	1.0
Net income (loss) attributable to the Company	$189.6	$(104.0)	$409.9	$58.7

Net income (loss) per share attributable to stockholders:
Basic	$1.84	$(1.00)	$3.96	$0.56
Diluted	$1.84	$(1.00)	$3.95	$0.56

Cash dividends declared per share	$0.55	$0.54	$1.63	$1.60

Weighted average common shares outstanding:
Basic	102.8	103.6	103.5	103.9
Diluted	103.1	103.6	103.8	104.3

Selected Title Insurance Segment Information
Title orders opened(1)	191,300	166,100	534,700	491,200
Title orders closed(1)	141,800	121,600	378,300	349,000
Paid title claims	$42.9	$56.8	$128.6	$150.8

(1) U.S. direct title insurance orders only.

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in millions, unaudited)

	September 30,	December 31,
	2025	2024
Cash and cash equivalents	$2,911.5	$1,718.1
Investments	9,070.6	8,042.6
Goodwill and other intangible assets, net	1,924.9	1,929.5
Total assets	17,610.0	14,908.6
Reserve for claim losses	1,179.3	1,193.4
Notes and contracts payable	1,545.5	1,546.6
Total stockholders’ equity	$5,301.1	$4,908.5

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Three Months Ended		Title	Home	Corporate
September 30, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$708.0	$601.5	$106.6	$(0.1)
Agent premiums	798.8	798.8	—	—
Information and other	282.0	276.1	5.7	0.2
Net investment income	163.8	153.1	1.4	9.3
Net investment gains	26.3	6.4	0.9	19.0
	1,978.9	1,835.9	114.6	28.4
Expenses
Personnel costs	574.9	542.9	21.4	10.6
Premiums retained by agents	640.1	640.1	—	—
Other operating expenses	309.2	275.6	24.4	9.2
Provision for policy losses and other claims	90.8	42.0	50.0	(1.2)
Depreciation and amortization	54.8	53.5	1.3	0.0
Premium taxes	22.2	20.9	1.3	(0.0)
Interest	39.9	24.7	—	15.2
	1,731.9	1,599.7	98.4	33.8
Income (loss) before income taxes	$247.0	$236.2	$16.2	$(5.4)

Three Months Ended		Title	Home	Corporate
September 30, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$639.6	$536.2	$103.5	$(0.1)
Agent premiums	683.9	683.9	—	—
Information and other	247.5	241.7	5.7	0.1
Net investment income	146.6	136.5	1.2	8.9
Net investment (losses) gains	(311.5)	(308.0)	0.5	(4.0)
	1,406.1	1,290.3	110.9	4.9
Expenses
Personnel costs	523.6	491.7	20.6	11.3
Premiums retained by agents	546.7	546.7	—	—
Other operating expenses	279.8	251.8	23.0	5.0
Provision for policy losses and other claims	91.8	36.6	55.7	(0.5)
Depreciation and amortization	53.2	51.9	1.3	0.0
Premium taxes	19.2	17.8	1.3	0.1
Interest	36.2	24.1	—	12.1
	1,550.5	1,420.6	101.9	28.0
(Loss) income before income taxes	$(144.4)	$(130.3)	$9.0	$(23.1)

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Nine Months Ended		Title	Home	Corporate
September 30, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,973.3	$1,661.5	$311.9	$(0.1)
Agent premiums	2,169.9	2,169.9	—	—
Information and other	794.3	776.4	17.8	0.1
Net investment income	459.2	437.9	3.4	17.9
Net investment gains (losses)	5.8	(2.5)	(0.5)	8.8
	5,402.5	5,043.2	332.6	26.7
Expenses
Personnel costs	1,652.7	1,550.7	62.6	39.4
Premiums retained by agents	1,739.1	1,739.1	—	—
Other operating expenses	896.9	799.8	68.8	28.3
Provision for policy losses and other claims	242.8	114.9	130.5	(2.6)
Depreciation and amortization	160.3	156.3	3.9	0.1
Premium taxes	58.8	55.2	3.6	(0.0)
Interest	113.1	67.5	—	45.6
	4,863.7	4,483.5	269.4	110.8
Income (loss) before income taxes	$538.8	$559.7	$63.2	$(84.1)

Nine Months Ended		Title	Home	Corporate
September 30, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,773.2	$1,472.4	$300.8	$(0.0)
Agent premiums	1,864.0	1,864.0	—	—
Information and other	717.1	699.8	17.4	(0.1)
Net investment income	404.4	378.9	3.2	22.3
Net investment (losses) gains	(315.7)	(283.1)	1.5	(34.1)
	4,443.0	4,132.0	322.9	(11.9)
Expenses
Personnel costs	1,517.5	1,429.8	61.2	26.5
Premiums retained by agents	1,486.7	1,486.7	—	—
Other operating expenses	822.6	729.1	66.7	26.8
Provision for policy losses and other claims	240.8	100.1	142.0	(1.3)
Depreciation and amortization	155.4	151.6	3.7	0.1
Premium taxes	48.6	45.0	3.5	0.1
Interest	105.9	69.9	—	36.0
	4,377.5	4,012.2	277.1	88.2
Income (loss) before income taxes	$65.5	$119.8	$45.8	$(100.1)

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions, except margin and per share amounts, unaudited)
Consolidated

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Total revenues	$1,978.9	$1,406.1	$5,402.5	$4,443.0
Non-GAAP adjustments:
Less: Net investment gains (losses)	26.3	(311.5)	5.8	(315.7)
Adjusted total revenues	$1,952.6	$1,717.6	$5,396.7	$4,758.7

Pretax income (loss)	$247.0	$(144.4)	$538.8	$65.5
Non-GAAP adjustments:
Less: Net investment gains (losses)	26.3	(311.5)	5.8	(315.7)
Plus: Purchase-related intangible amortization	7.1	7.7	20.5	25.4
Adjusted pretax income	$227.8	$174.8	$553.5	$406.6

Pretax margin	12.5%	(10.3)%	10.0%	1.5%
Non-GAAP adjustments:
Less: Net investment gains (losses)	1.2%	(20.0)%	0.1%	(6.5)%
Plus: Purchase-related intangible amortization	0.4%	0.5%	0.4%	0.5%
Adjusted pretax margin	11.7%	10.2%	10.3%	8.5%

Net income (loss)	$189.6	$(104.0)	$409.9	$58.7
Non-GAAP adjustments, net of tax:
Less: Net investment gains (losses)	20.2	(236.6)	4.4	(239.4)
Plus: Purchase-related intangible amortization	5.5	5.8	15.7	19.3
Adjusted net income	$174.9	$138.4	$421.2	$317.4

Earnings per diluted share (EPS)	$1.84	$(1.00)	$3.95	$0.56
Non-GAAP adjustments, net of tax:
Less: Net investment gains (losses)	$0.20	$(2.28)	$0.04	$(2.30)
Plus: Purchase-related intangible amortization	$0.05	$0.06	$0.15	$0.18
Adjusted EPS	$1.70	$1.34	$4.06	$3.04

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions except margin, unaudited)
By Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Title Insurance and Services Segment
Total revenues	$1,835.9	$1,290.3	$5,043.2	$4,132.0
Non-GAAP adjustments:
Less: Net investment gains (losses)	6.4	(308.0)	(2.5)	(283.1)
Adjusted total revenues	$1,829.5	$1,598.3	$5,045.7	$4,415.1

Pretax income (loss)	$236.2	$(130.3)	$559.7	$119.8
Non-GAAP adjustments:
Less: Net investment gains (losses)	6.4	(308.0)	(2.5)	(283.1)
Plus: Purchase-related intangible amortization	7.0	7.7	20.4	25.3
Adjusted pretax income	$236.8	$185.4	$582.6	$428.2

Pretax margin	12.9%	(10.1)%	11.1%	2.9%
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.3%	(21.2)%	(0.0)%	(6.2)%
Plus: Purchase-related intangible amortization	0.3%	0.5%	0.4%	0.6%
Adjusted pretax margin	12.9%	11.6%	11.5%	9.7%

Home Warranty Segment
Total revenues	$114.6	$110.9	$332.6	$322.9
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.9	0.5	(0.5)	1.5
Adjusted total revenues	$113.7	$110.4	$333.1	$321.4

Pretax income	$16.2	$9.0	$63.2	$45.8
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.9	0.5	(0.5)	1.5
Adjusted pretax income	$15.3	$8.5	$63.7	$44.3

Pretax margin	14.1%	8.1%	19.0%	14.2%
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.6%	0.4%	(0.1)%	0.4%
Adjusted pretax margin	13.5%	7.7%	19.1%	13.8%

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Total revenues	$1,835.9	$1,290.3	$5,043.2	$4,132.0
Less: Net investment gains (losses)	6.4	(308.0)	(2.5)	(283.1)
Net investment income	153.1	136.5	437.9	378.9
Premiums retained by agents	640.1	546.7	1,739.1	1,486.7
Net operating revenues	$1,036.3	$915.1	$2,868.7	$2,549.5

Personnel and other operating expenses	$818.5	$743.5	$2,350.5	$2,158.9
Ratio (% net operating revenues)	79.0%	81.2%	81.9%	84.7%
Ratio (% total revenues)	44.6%	57.6%	46.6%	52.2%

Change in net operating revenues	$121.2		$319.2
Change in personnel and other operating expenses	75.0		191.6
Success Ratio(1)	62%		60%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Third Quarter 2025 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q325	Q225	Q125	Q424	Q324
Open Orders per Day
Purchase	1,375	1,554	1,491	1,178	1,428
Refinance	771	507	483	452	502
Refinance as % of residential orders	36%	25%	24%	28%	26%
Commercial	441	437	436	397	398
Default and other	402	307	277	244	267
Total open orders per day	2,989	2,805	2,687	2,271	2,595

Closed Orders per Day
Purchase	1,062	1,110	893	1,030	1,120
Refinance	503	381	314	372	314
Refinance as % of residential orders	32%	26%	26%	27%	22%
Commercial	238	240	230	263	225
Default and other	413	318	292	237	241
Total closed orders per day	2,216	2,048	1,728	1,902	1,900

Average Revenue per Order (ARPO)(2)
Purchase	$3,689	$3,693	$3,643	$3,578	$3,572
Refinance	1,034	1,293	1,256	1,317	1,291
Commercial	16,119	15,267	13,123	15,239	13,194
Default and other	343	539	394	344	355

Total ARPO	$3,801	$4,112	$3,920	$4,343	$3,926

Business Days	64	64	61	63	64

(1) U.S. operations only.
(2) Average revenue per order (ARPO) defined as direct premiums and escrow fees divided by closed title orders.

Totals may not sum due to rounding.

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